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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2007
Ready Mix, Inc.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

001-32440	86-0830443
(Commission File Number)	(IRS Employer Identification Number)

3430 East Flamingo Rd Suite 100, Las Vegas, NV	89121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 433-2090
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..
     Effective November 8, 2007, the Board of Directors of Ready Mix, Inc. (the “Company”) unanimously authorized the amendment and restatement of the Company’s Bylaws, so that Article V of the Bylaws complies with American Stock Exchange (“Amex”) Rule 778 and Section 135 of the Amex Company Guide. The amendment to the Company’s Bylaws affirms that all shares of the Company’s stock shall comply with the direct registration system requirements established by Amex, including the requirement that the Company’s stock be eligible for issuance in book-entry form.
     Certain additional clarifying and non-substantive amendments were also made to other provisions of the Bylaws.
     The summary of changes to the Company’s Bylaws set forth above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibit is attached hereto and furnished herewith:

Exhibit
Number	Exhibit Description

3.1	Amended and Restated Bylaws of Ready Mix, Inc.

3.2	Redline of Amended and Restated Bylaws of Ready Mix, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Mix, Inc.
Date: November 9, 2007	By:	/s/ Clint Tryon
Clint Tryon
Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer